UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

IRS PARTNERS NO. 19, L.P.
THE LEONETTI/O’CONNELL FAMILY FOUNDATION
M2O, INC.
THE MICHAEL F. O’CONNELL AND MARGO L. O’CONNELL REVOCABLE TRUST
MICHAEL F. O’CONNELL
LEGION PARTNERS ASSET MANAGEMENT, LLC
CHRISTOPHER S. KIPER
BRADLEY S. VIZI
ROGER H. BALLOU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Legion Partners Asset Management, LLC (“Legion Partners”), together with IRS Partners No. 19, L.P. and certain other participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of stockholders (the “Annual Meeting”) of RCM Technologies, Inc.  The participants have made a definitive filing with the SEC of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its two director nominees.

On November 18, 2013, the Wall Street Journal released an article which includes a quote from a participant in the solicitation. The full text of the article appears below in its entirety.

RCM Technologies Terminates Shareholder Rights Plan

By Anna Prior

RCM Technologies Inc.’s (RCMT) board has approved the termination of the information-technology services company’s shareholder rights plan, citing input from stockholders.

RCM on Monday said that in addition to input from RCM’s stockholders, additional supplemental disclosures made by an investor group led by Legion Partners indicated that Legion is not seeking control of RCM, though the company noted that its board continues to be concerned about the group’s ultimate intentions.

The company’s board adopted the shareholder rights with a 15% trigger earlier this year, saying it was intended to block efforts to obtain control of the company, shortly after the Legion group proposed two nominees to the RCM board and notified the company of proposals to be presented at the next annual meeting.

“When the RCM Board adopted the rights plan earlier this year following the Legion Group’s announcement of its proxy contest against RCM, we were very clear that this was a limited-purpose, limited-duration rights plan,” said RCM Chief Executive Leon Kopyt on Monday.

RCM also said that it has retained a prominent executive-search firm to help with a search for candidates to serve as independent members of RCM’s board.

Meanwhile, Bradley Vizi of Legion Partners called RCM’s recent corporate governance reforms “a step in the right direction,” but noted that Legion Partners is still concerned that “without continual pressure and oversight from stockholders, the RCM board may revert to its old practices once the spotlight is removed.”

Shares recently slipped 2.3% to $6.26. The stock has risen 22% since the start of the year.